Exhibit 3.21

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ICO P&O, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 1998, AT 11:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE FIRST DAY OF APRIL, A.D. 1998.

CERTIFICATE OF MERGER, FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 1998, AT 11:31 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF APRIL, A.D. 1998.

CERTIFICATE OF CORRECTION, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 2000, AT 3:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ICO P&O, INC.”.

Jeffrey W. Bullock, Secretary of State
2867458 8100H	AUTHENTICATION: 2312384
150548104	DATE: 04-22-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 03/31/1998
981123345 – 2867458

CERTIFICATE OF INCORPORATION

OF

ICO P&O, INC.

FIRST: The name of the corporation is ICO P&O, Inc.

SECOND: The registered office of the corporation in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Cent ($0.01) per share.

FIFTH: The name of the incorporator is Edward G. Zizmont, Jr. and his mailing address is c/o Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760.

SIXTH: The names and mailing addresses of the directors, who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified, are as follows:

Name	Address

Brad Leuschner	11490 Westheimer, Suite 1000
Houston, Texas 77002

Tony Endieveri	11490 Westheimer, Suite 1000
Houston, Texas 77002

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

TENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or bylaws of the corporation, from time to time, to amend the certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation.

ELEVENTH: The incorporation of the Company will become effective on April 1,1998 at 12:01 a.m. in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of March, 1998.

Edward G. Zizmont, Jr.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:31 AM 03/31/1998
981123349 – 2867458

CERTIFICATE OF MERGER

OF

ICO P&O, INC.

(a Texas corporation)

INTO

ICO P&O, INC.

(a Delaware corporation)

(UNDER SECTION 252 OF THE

GENERAL CORPORATION LAW OF THE

STATE OF DELAWARE)

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations in the merger are as follows:

NAME	State of Incorporation
ICO P&O, Inc.	Delaware
ICO P&O, Inc.	Texas

SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation in the merger is ICO P&O, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of ICO P&O, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 11490 Westheimer, Suite 1000, Houston, Texas 77077.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

SEVENTH: That the authorized capital stock of ICO P&O, Inc., the constituent corporation which is a corporation not incorporated under the laws of the State of Delaware, is 1,000 shares of Common Stock, par value $1.00 per share.

EIGHTH: The merger will become effective on April 1, 1998 at 12:04 a.m. in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ICO P&O, Inc., a Delaware corporation, has caused this Certificate to be signed by Brad Leuschner, its President, on the 31st day of March, 1998.

ICO P&O, INC.
a Delaware corporation

By:
Brad Leuschner
President

** TOTAL PAGE.005 **

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 08/22/2000 001425045 – 2867458

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF MERGER

OF

ICO P&O, INC.

(a Texas corporation)

INTO

ICO P&O, INC.

(a Delaware corporation)

ICO P&O, Inc., a Delaware corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, and originally incorporated under the name of ICO P&O, Inc., DOES HEREBY CERTIFY:

1.	The name of the corporation is ICO P&O, Inc.

2.	A Certificate of Merger was filed with the Secretary of State of Delaware on March 31,1998, with an effective date of April 1,1998, and said Certificate of Merger requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

3.	The inaccuracies or defects of the Certificate of Merger to be corrected is as follows:

(i)	Article Seventh incorrectly states the authorized capital stock of ICO P&O, Inc., the constituent corporation which is a corporation not incorporated under the laws of the State of Delaware; and

(ii)	the date of signature of the President stated it was signed on March 31,1998, and should have reflected that it was signed effective as of April 1, 1998.

4.	Article Seventh of the Certificate of Merger is corrected to read as follows:

“SEVENTH: That the authorized capital stock of ICO P&O, Inc., the constituent corporation which is a corporation not incorporated under the laws of the State of Delaware, is 50,500,000 shares, of which 500,000 shall be Preferred Stock, with no par value, and 50,000,000 shall be Common Stock, no par value.”

The signatory language is corrected to read as follows:

“IN WITNESS WHEREOF, ICO P&O, Inc., a Delaware corporation, has caused this Certificate to be signed by Brad Leuschner, its President, effective as of April 1, 1998.”

IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate of Correction this 31st day of January, 2000.

ICO P&O, INC.

By:
Brad Leuschner, President

** TOTAL PAGE.003 **